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                                                                EXHIBIT (10)(aa)

The CIT Group/
Equipment Financing
650 CIT Drive
P.O. Box 490
Livingston, NJ  07038-0490

                                                     March 30, 2000




Mr. Joseph Horvath
Cold Metal Products


Dear Mr. Horvath:

Reference is made to the Loan and Security Agreement (Agreement) between Cold Metal Products, Inc. (Debtor) and the CIT Group/Equipment Financing, Inc. (CIT). Debtor has notified CIT regarding its intention to acquire 100% of the outstanding stock of Alkar Steel, Inc., a Detroit, Michigan based service center, and has requested CIT's consent to the proposed transaction, all as required under the terms of the Agreement. Debtor has further requested that, upon consummation of the transaction, it would temporarily be in technical non-compliance with the terms of the Agreement, namely, Tangible Net Wroth covenant, with the expectation that compliance would be attained by March 31, 2001. Debtor has requested that CIT consent to the foregoing transaction and waive any event of non-compliance with the Tangible Net Wroth covenant through April 1, 2001.

CIT hereby agrees to this request, subject to the one-time processing fee of $10,000.00. All other terms, conditions and agreements under the Loan & Security Agreement, together with all schedules, attachments and amendments thereto (collectively, the "Agreements") shall remain in full force and effect. Please note that CIT's willingness to waive this particular covenant violation should not be interpreted as CIT's agreement or willingness to waive any further breach or violation of the Agreement.

                                   Sincerely,
                                   The CIT Group Equipment Financing Inc.
                                   By  /s/ Anthony Joseph
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                                   Title Vice President
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Acknowledged and Agree to:
Cold metal Products
By /s/ Joseph C. Horvath
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Title CFO
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